UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUIKBYTE SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUIKBYTE SOFTWARE, INC.

4400 Biscayne Boulevard

Suite 950

Miami, Florida 33137

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on the __ day of _________, 2008

Dear Shareholder:

You are invited to attend our Special Meeting of Shareholders, which will be held at __ a.m., eastern daylight time, on the __ day of ________, 2008, at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137. The purpose of this Special Meeting is to consider and vote upon proposals to approve amendments to our Articles of Incorporation, as amended, and a proposal to approve the Amended and Restated Articles of Incorporation of QuikByte Software, Inc. The proposals would (i) increase the number of authorized shares of all classes of our capital stock from 252,000,000 shares to 600,000,000 shares, (ii) permit our shareholders to take action by written consent in lieu of a meeting of shareholders, so long as the consenting shareholders hold shares of our capital stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting of shareholders at which all of the shares entitled to vote thereon were present and voted, (iii) consummate a one for ten reverse split of our common stock, (iv) remove a provision from our Articles of Incorporation, as amended, which conditions our ability to issue shares of our capital stock and the ability of our shareholders to transfer their shares of our capital stock on the size of our board of directors and (v) modernize our Articles of Incorporation, as amended, so that they comply with the Colorado Business Corporation Act, which was adopted subsequent to our incorporation. The individual proposals are described in greater detail in the Proxy Statement accompanying this notice.

Our board of directors has fixed the close of business on July 15, 2008 as the record date for determining those shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ Glenn L. Halpryn

Glenn L. Halpryn
Chairman of the Board of Directors, Chief Executive Officer and President

Miami, Florida

August __, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card as promptly as possible in order to ensure your representation at the special meeting. Even if you execute a proxy card, you may nevertheless attend the special meeting, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

QUIKBYTE SOFTWARE, INC.

4400 Biscayne Boulevard

Suite 950

Miami, Florida 33137

________________________

PROXY STATEMENT

________________________

The enclosed proxy is solicited on behalf of the board of directors of QuikByte Software, Inc., a Colorado corporation, for use at our 2008 Special Meeting of Shareholders (the “Special Meeting”) to be held at __ a.m., eastern daylight time, on the __ day of ________, 2008, at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137, or at any adjournment or postponement of the Special Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting of Shareholders. This proxy statement and the enclosed form of proxy are first being mailed to shareholders entitled to vote at the Special Meeting of Shareholders on or about __________, 2008.

ABOUT THE SPECIAL MEETING

Who Is Entitled To Vote?

Only shareholders of record at the close of business on the record date, July 15, 2008, are entitled to receive notice of the Special Meeting and to vote the shares of our common stock that they held on that date at the Special Meeting, or any postponement or adjournment of the Special Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon by the shareholders.

What Constitutes A Quorum?

The presence, in person or by proxy, of one-third of all shares entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. No business may be conducted at the special meeting if a quorum is not present. If less than one-third of outstanding shares entitled to vote are represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Special Meeting before an adjournment is taken.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return it to our transfer agent, Computershare Trust Company, N.A., it will be voted as you direct as long as it is received on or before ______________, 2008. If you are a registered shareholder and you attend the special meeting, you may deliver your completed proxy card in person.

Shareholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, all of which would be borne by the shareholders. The deadline for voting by telephone or Internet is _____________________, 2008.

Can I revoke my proxy later?

Yes. You have the right to revoke your proxy at any time before the Special Meeting by:

(1)	filing a written notice of revocation with our corporate secretary at our principal executive office (4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137);

(2)	filing a properly executed proxy showing a later date in the manner provided in the proxy card; or
(3)	attending the Special Meeting and voting in person (attendance at the special meeting will not, by itself, revoke the proxy).

How do I vote my shares that are held by my broker?

If you hold shares of our common stock in street name and wish to vote in person at the Special Meeting, you must present a recent proxy validating your ownership of the shares of common stock you intend to vote from your bank, broker or other nominee that holds as of the record date your shares of common stock. You will also need proof of identity for entrance to the meeting.

What Are The Board of Directors’ Recommendations?

Our board of directors has concluded that it is in our best interests to vote in favor of the proposed amendments to our Articles of Incorporation, as amended, and the Amended and Restated Articles of Incorporation, and shareholders will be asked at the Special Meeting to approve such proposals.

The enclosed proxy is solicited on behalf of our board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, Mr. Glenn L. Halpryn, our Chairman, President and Chief Executive Officer and Mr. Noah M. Silver, our Vice President, Secretary, Treasurer and a director, will vote in accordance with the recommendations of our board of directors. The board of directors recommends a vote FOR the approval of the amendments to our Articles of Incorporation as described in Proposals No. 1 through 4 beginning on page 5 of this Proxy Statement and FOR the approval of our Amended and Restated Articles of Incorporation as described in Proposal No. 5 beginning on page 9 of this Proxy Statement.

Can I Ask Questions About The Matters That Will Be Voted On At The Special Meeting?

Any shareholder entitled to vote at the Special Meeting may send questions about the items that will be voted on at the Special Meeting to us by e-mail or by mail prior to _______________, 2008. All questions that are sent by mail should be sent to the corporate secretary at our principal executive office (4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137) and must be received on or prior to ____________, 2008. E-mail questions should be submitted to ____________________ by _____________, 2008.

What Vote Is Required To Approve Each Item?

Approval of each amendment to our Articles of Incorporation as described in Proposals No. 1 through 4 and approval of our Amended and Restated Articles of Incorporation as described in Proposal No. 5 requires the affirmative vote of the majority of the votes of our outstanding common stock. Abstentions and broker non-votes with respect to each proposal will not be voted, although they will be counted for purposes of determining whether there is a quorum.

How Will My Shares Be Voted If I Return A Blank Proxy Card?

If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in the manner recommended by the board and, accordingly, we will count your proxy as a vote “FOR” Proposals No. 1 through 5.

How Will Voting On Any Other Business Be Conducted?

Although we do not know of any business to be conducted at the Special Meeting other than the proposals described in this proxy statement, if any other business comes before the Special Meeting, your signed proxy card gives authority to the proxy holders, Mr. Glenn L. Halpryn, our Chairman, President and Chief Executive Officer and Mr. Noah M. Silver, our Vice President, Secretary, Treasurer and a director, to vote on those matters at their discretion.

Who Will Bear The Cost of This Solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone, e-mail, facsimile or personal solicitation by our directors, officers or other regular employees.

Our principal executive offices are located at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137 and our telephone number is (305) 573-4112. A list of shareholders entitled to vote at the special meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

How Can I Find Out The Results Of The Voting At The Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in our annual report on Form 10-K for the fiscal year ending December 31, 2008.

HOUSEHOLDING OF PROXY MATERIALS

A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to our corporate secretary at our principal executive office (4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137). Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact our corporate secretary.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 15, 2008, 110,739,460 shares of our common stock, par value $0.0001 per share, were issued and outstanding. The holders of our common stock are entitled to one vote for each outstanding share on all matters submitted to a vote of our shareholders. The following table contains information regarding the beneficial ownership of our common stock as of July 15, 2008 held by:

•	persons known by us to beneficially own more than 5% of our outstanding voting securities;
•	our directors;
•	our named executive officers; and
•	all of our directors and officers as a group.
Name and Title of Beneficial Owner	Number of Outstanding Shares Beneficially Owned(1)	Percentage of Outstanding Shares of Common Stock
Glenn L. Halpryn, Chairman, Chief Executive Officer and President 4400 Biscayne Boulevard Suite 950 Miami, Florida 33137	8,641,737	7.8%

Name and Title of Beneficial Owner	Number of Outstanding Shares Beneficially Owned(1)	Percentage of Outstanding Shares of Common Stock
Alan Jay Weisberg, Chief Financial and Accounting Officer and Director 2500 North Military Trail Suite 206 Boca Raton, Florida 33431	785,925	0.7%
Noah M. Silver, Vice President, Secretary, Treasurer and Director 4400 Biscayne Boulevard Suite 950 Miami, Florida 33137	4,054,666	3.7%
Ronald Stein, Director 4400 Biscayne Boulevard Suite 950 Miami, Florida 33137	1,693,472	1.5%
Curtis Lockshin, Director 4400 Biscayne Boulevard Suite 950 Miami, Florida 33137	0	*
Reed Clayson, Former Principal Executive Officer and Former Principal Financial Officer 11158 West 68th Way Arvada, Colorado 80004	0	*
Kevin R. Keating, Former Principal Executive Officer and Former Principal Financial Officer 190 Lakeview Way Vero Beach, Florida 32963	0	*
All current executive officers and directors as a group (5 persons)	15,175,800	13.7%
5% Shareholders (other than executive officers and directors):
Steven Jerry Glauser 1400 16th Street Suite 510 Denver, Colorado 80202	41,086,194	37.1%

_______________

*	Less than one percent.
(1)	All shares beneficially owned represent solely shares of our common stock.

CHANGES OF CONTROL

On March 23, 2007, KI Equity Partners V, LLC, a Delaware limited liability company (“ KI Equity ”), acquired control of the Company under the terms of that certain Securities Purchase Agreement, dated March 2, 2007 (the “2007 Agreement”), between us and KI Equity (the “2007 Transaction”). Pursuant to the terms of the 2007 Agreement, we agreed to sell to KI Equity, and KI Equity agreed to purchase from us, 60,000,000 shares of our common stock for a purchase price of $600,000 or $0.01 per share. Prior to the closing of the 2007 Agreement, we were controlled by Ponce Acquisition, LLC, a Colorado limited liability company (“Ponce Acquisition”). To our knowledge, the source of funds for the 2007 Transaction was from the working capital of KI Equity. The proceeds from this sale were used to settle a variety of our pre-existing liabilities.

Effective as of the closing of the 2007 Transaction, in accordance with the terms of the 2007 Agreement, our then-existing officers and directors resigned, and Mr. Kevin R. Keating (“Keating”) was appointed our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and a member of our board of directors and Jeff L. Andrews and Margie L. Blackwell were appointed as members of our board of directors.

On June 2, 2008, KI Equity and Keating entered into a Stock Purchase Agreement, as amended (the “KI/Keating Purchase Agreement”), with Mr. Glenn L. Halpryn, as agent for certain investors in the Company (the “Investors”), pursuant to which KI Equity and Keating agreed to sell to the Investors, and the Investors agreed to purchase from KI Equity and Keating, an aggregate of 69,100,000 shares of our common stock (the “KI/Keating Shares”), for an aggregate purchase price of $926,273.46, or approximately $0.0134 per share.

Also on June 2, 2008, the Investors entered into a Stock Purchase Agreement, as amended (the “Garisch Purchase Agreement”), with Garisch Financial, Inc., an Illinois corporation (“Garisch”), pursuant to which Garisch agreed to sell to the Investors, and the Investors agreed to purchase from Garisch, 5,500,000 shares of our common stock (the “Garisch Shares”), for an aggregate purchase price of $73,726.54, or approximately $0.0134 per share.

The closings of the transactions contemplated by the KI/Keating Purchase Agreement and the Garisch Purchase Agreement (the “Closings”) occurred simultaneously on July 7, 2008. At the time of the Closings, the KI/Keating Shares represented approximately 87% of the issued and outstanding shares of our common stock, and the Garisch Shares represented approximately 6.9% of the issued and outstanding shares of our common stock.

As of July 15, 2008, the Investors, in the aggregate, beneficially own approximately 95.8% of the issued and outstanding shares of our common stock. Those Investors who beneficially own greater than 5% of the issued and outstanding shares of our common stock are disclosed above in the section entitled “Security Ownership of Certain Beneficial Owners and Management”. To our knowledge, the source of the purchase price for the KI/Keating Shares and the Garisch Shares was from the personal funds and the working capital of the Investors.

Pursuant to the terms of the KI/Keating Purchase Agreement and effective upon the Closings, Keating resigned from his positions as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, and Keating, Jeff Andrews and Margie Blackwell (the “Existing Directors”) resigned from their positions as members of our board of directors. Also pursuant to the terms of the KI/Keating Purchase Agreement, the Existing Directors (i) amended our Bylaws in order to increase the size of our board of directors (the “Board”) from three directors to five directors, (ii) appointed Mr. Glenn L. Halpryn, Mr. Alan Jay Weisberg, Mr. Noah M. Silver, Dr. Curtis Lockshin and Mr. Ronald Stein (the “New Directors”) as the members of our board of directors, effective upon the Closings, and (iii) appointed Mr. Glenn L. Halpryn to serve as our President and Chief Executive Officer, effective upon the Closings.

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ALL CLASSES OF OUR CAPITAL STOCK

(Proposal No. 1)

Our Articles of Incorporation, as amended, currently authorize the issuance of 250,000,000 shares of common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share.

On July 28, 2008, our board of directors unanimously approved, and recommended to our shareholders, an amendment to Article II of our Articles of Incorporation, as amended (the “Recapitalization Amendment”), to increase the aggregate number of shares of all classes of capital stock that we may issue from 252,000,000 to 600,000,000, which is composed of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors determined that an increase in the number of shares of our capital stock authorized for issuance under our Articles of Incorporation, as amended, is necessary in order to better position us to effect a merger or other business combination with an operating company. We have no transactions currently planned in which we would issue the newly authorized shares. We do not intend to solicit authorization from our shareholders for the future issuance of the newly authorized shares unless we are required to obtain such authorization by law.

The terms of the newly authorized shares of common stock would be identical to those of the currently authorized shares of common stock. The terms of the preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters would be determined by our board of directors prior to the issuance of any shares of the preferred stock. This increase in authorized share capital would not affect the number of shares of stock presently outstanding, nor would it affect the number of shares that you own; however, a future issuance of additional shares may dilute your percentage ownership of the Company.

As of July 15, 2008, 110,739,460 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. If the one for ten reverse stock split of our common stock discussed below under “Proposal No. 3” is approved by our shareholders, the number of shares of our common stock issued and outstanding will be reduced to approximately 11,173,946 shares upon the effectiveness of the reverse stock split. If both the increase in our authorized shares and the reverse stock split are approved by our shareholders, we anticipate that such actions will be effectuated simultaneously.

In accordance with Colorado law, the Recapitalization Amendment is subject to shareholder approval. In the event that shareholder approval of the Recapitalization Amendment is obtained, we expect to file either Articles of Amendment to our Articles of Incorporation, as amended, or, as discussed below under “Proposal No. 5”, Amended and Restated Articles of Incorporation, with the Colorado Secretary of State approximately ten days after the date of the Special Meeting.

The form of the Recapitalization Amendment is included as Article II(a) of the form of Amended and Restated Articles of Incorporation of QuikByte Software, Inc., which is attached hereto as Appendix A.

_______________________________

This proposal requires approval by the affirmative vote of the holders of a majority of our outstanding shares of common stock, excluding those shares held by QuikByte Software, Inc.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 1.

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION, AS AMENDED, TO PERMIT OUR SHAREHOLDERS TO TAKE ACTION BY WRITTEN CONSENT

(Proposal No. 2)

Our Articles of Incorporation, as amended, currently do not allow our shareholders to take action without a meeting except by the unanimous written consent of all shareholders entitled to vote on such action. Section 7-107-104 of the Colorado Business Corporation Act (the “CBCA”) provides that the articles of incorporation of a Colorado company may authorize the shareholders of the company, subject to certain restrictions in the CBCA, to take action without a meeting, if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

On July 28, 2008, our board of directors unanimously approved, and recommended to our shareholders, an amendment to our Articles of Incorporation, as amended (the “Written Consent Amendment”), which would permit our shareholders to take action by written consent in lieu of a meeting of shareholders, so long as the consenting shareholders hold shares of our capital stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting of shareholders at which all of the shares entitled to vote thereon were present and voted.

If approved, the Written Consent Amendment will allow our shareholders to vote on certain of our corporate actions without the Company incurring the expenses normally associated with holding special meetings of our shareholders. Our board of directors determined that the Written Consent Amendment will allow us to operate more efficiently with respect to shareholder approval of our corporate actions and will better position us to effect a merger or other business combination with an operating company, though no such transaction is currently planned.

In accordance with Colorado law, the Written Consent Amendment is subject to shareholder approval. In the event that shareholder approval of the Written Consent Amendment is obtained, we expect to file either Articles of Amendment to our Articles of Incorporation, as amended, or, as discussed below under “Proposal No. 5”, Amended and Restated Articles of Incorporation, with the Colorado Secretary of State approximately ten days after the date of the Special Meeting.

The form of the Written Consent Amendment is included as Article IX of the form of Amended and Restated Articles of Incorporation of QuikByte Software, Inc., which is attached hereto as Appendix A.

_______________________________

This proposal requires approval by the affirmative vote of the holders of a majority of our outstanding shares of common stock, excluding those shares held by QuikByte Software, Inc.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 2.

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

(Proposal No. 3)

On July 28, 2008, our board of directors unanimously approved, and recommended to our shareholders, an amendment to our Articles of Incorporation, as amended (the “Reverse Split Amendment”), which would effect a one for ten reverse stock split of the currently outstanding shares of our capital stock in order to reduce the amount of our currently outstanding capital stock.

As of July 15, 2008, 110,739,460 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. If the Reverse Split Amendment is approved by our shareholders, the number of shares of our common stock issued and outstanding will be reduced to approximately 11,173,946 shares upon the effectiveness of the reverse stock split.

The Reverse Split Amendment provides that each ten (10) shares of our common stock outstanding immediately prior to the effective date of the Reverse Split Amendment (the “Old Shares”) will be automatically converted into one (1) share of our common stock (the “New Shares”), thereby reducing the number of outstanding shares of our common stock to approximately 11,173,946 shares. Fractional shares will be issued to those shareholders who own a number of shares of our common stock not evenly divisibly by ten. Pursuant to the CBCA, holders of fractional shares are entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Company upon liquidation If approved by our shareholders, on the effective date of the Reverse Split Amendment, each of our shareholders would own a reduced number of shares of our common stock, but each shareholder would hold the same percentage of the outstanding shares of our common stock as the shareholder held prior to the effective date of the Reverse Split Amendment. The New Shares would be fully paid and non-assessable. The New Shares would have the same voting rights and rights to dividends and distributions and be identical in all other respects to the Old Shares. If the Reverse Split Amendment is approved by our shareholders, certificates representing the New Shares will be issued in due course as certificates representing the Old Shares are tendered for exchange or transfer to our transfer agent, Computershare Trust Company, N.A. We request that shareholders do not send in any of their stock certificates at this time.

Our common stock is quoted on the OTC Bulletin Board. Prior to the effective date of the Reverse Split Amendment, we will announce the new trading symbol for our common stock, which will reflect the post-reverse stock split trading price. We must also obtain a new CUSIP number for our common stock at the time of the reverse stock split and provide the OTC Bulletin Board at least ten (10) calendar days advance notice of the effective date of the Reverse Split Amendment in compliance with Rule 10b-17 promulgated pursuant to the Securities Exchange Act of 1934.

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Split Amendment, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders’ equity. All share and per share information will be retroactively adjusted following the effective date of the Reverse Split Amendment to reflect the reverse stock split for all periods presented in future and comparative prior period filings.

In accordance with Colorado law, the Reverse Split Amendment is subject to shareholder approval. In the event that shareholder approval of the Reverse Split Amendment is obtained, we expect to file either Articles of Amendment to our Articles of Incorporation, as amended, or, as discussed below under “Proposal No. 5”, Amended and Restated Articles of Incorporation, with the Colorado Secretary of State approximately ten days after the date of the Special Meeting. We anticipate that the date of filing of either the Articles of Amendment to our Articles of Incorporation, as amended, or the Amended and Restated Articles of Incorporation will be both the record date and the effective date of the reverse stock split.

The form of the Reverse Split Amendment is included as Article II(d) of the form of Amended and Restated Articles of Incorporation of QuikByte Software, Inc., which is attached hereto as Appendix A.

_______________________________

This proposal requires approval by the affirmative vote of the holders of a majority of our outstanding shares of common stock, excluding those shares held by QuikByte Software, Inc.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 3.

PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION, AS AMENDED, TO REMOVE RESTRICTIONS ON THE ISSUANCE AND TRANSFER OF OUR CAPITAL STOCK

(Proposal No. 4)

Our Articles of Incorporation, as amended, currently restrict both our ability to issue shares of our capital stock, and the ability of our shareholders to transfer their shares of our capital stock, if we have fewer than three directors. Article VI of our Articles of Incorporation, as amended, provides that if we have fewer than three directors, (i) shares of our capital stock may not be issued and held of record by more shareholders than there are directors of the Company and (ii) our shareholders may not transfer their shares of our capital stock.

On July 28, 2008, our board of directors unanimously approved, and recommended to our shareholders, an amendment to Article VI of our Articles of Incorporation, as amended (the “Article VI Amendment”), to remove the restrictions contained therein on the issuance and transfer of shares of our capital stock.

Our board of directors determined that it was not in the best interests of either the Company or our shareholders to restrict either our ability to issue shares of our capital stock or the ability of our shareholders to transfer their shares of our capital stock if we have less than three directors because such provisions could hinder our ability to effect a merger or other business combination with an operating company, though no such transaction is currently planned.

If the Article VI Amendment is approved by our shareholders, we would be able to issue shares of our capital stock regardless of the size of our board of directors and the ability of our shareholders to transfer their shares of our capital stock would not be restricted based upon the size of our board of directors.

In accordance with Colorado law, the Article VI Amendment is subject to shareholder approval. In the event that shareholder approval of the Article VI Amendment is obtained, we expect to file either Articles of Amendment to our Articles of Incorporation, as amended, or, as discussed below under “Proposal No. 5”, Amended and Restated Articles of Incorporation, with the Colorado Secretary of State approximately ten days after the date of the Special Meeting.

The form of the Article VI Amendment is included as Article VI of the form of Amended and Restated Articles of Incorporation of QuikByte Software, Inc., which is attached hereto as Appendix A.

_______________________________

This proposal requires approval by the affirmative vote of the holders of a majority of our outstanding shares of common stock, excluding those shares held by QuikByte Software, Inc.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 4.

PROPOSAL TO AMEND AND RESTATE OUR ARTICLES OF INCORPORATION

(Proposal No. 5)

Our Articles of Incorporation were originally adopted on January 25, 1989 in accordance with the Colorado Corporation Code (the “Code”). As of July 1, 1994, the Code was replaced by the Colorado Business Corporation Act (the “CBCA”), which was adopted subsequent to our incorporation.

On July 28, 2008, our board of directors unanimously approved, and recommended to our shareholders, an amendment and restatement of our Articles of Incorporation, as amended (the “Amended and Restated Articles”). The Amended and Restated Articles would modernize our Articles of Incorporation, as amended, to comply with the CBCA by removing certain extraneous provisions that were required by the Code but are no longer necessary and modifying other provisions to reflect the provisions of the CBCA.

The Amended and Restated Articles: (i) remove from Articles II and VII, respectively, of our Articles of Incorporation, as amended, certain provisions regarding the payment that may be accepted for our capital stock and certain provisions regarding the purchase of director and officer insurance, which provisions are now codified in the CBCA; (ii) remove a provision contained in Article XI of our Articles of Incorporation, as amended, which specifies that at all meetings of our shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum, which percentage is below the standard quorum requirements of the CBCA; and (iii) specify that, subject to certain conditions in the CBCA, our board of directors has the power to adopt, amend or repeal our bylaws, which power is provided by the CBCA.

The Amended and Restated Articles also remove a provision contained in Article IX of our Articles of Incorporation, as amended, which limits the extent to which the doctrine of corporate opportunities requires our officers and directors to make certain business opportunities known to us. This provision requires that our board of directors make a specific determination that a certain business area is of interest to the Company before the doctrine of corporate opportunities requires that our officers and directors make potential business opportunities in such an area known to us. Our board of directors has determined that our officers and directors should abide by the standards of conduct for officers and directors contained in the CBCA and should follow the CBCA and their judgment with regards to which business opportunities they should present to us.

Additionally, the Amended and Restated Articles remove a provision contained in Article X of our Articles of Incorporation, as amended, which provides for certain compromise procedures in the event it became necessary for us to reorganize or restructure. This provision, which involves the intervention of a court of equity, could potentially bind the Company or otherwise limit our options in the event of financial difficulty. The Amended and Restated Articles delete this provision, which allows us maximum flexibility should financial hardship ever arise.

Finally, the Amended and Restated Articles remove non-material provisions from our Articles of Incorporation, as amended, including the name of our original incorporator, and revise references to sections of the Code to refer to the appropriate sections of the CBCA.

In accordance with Colorado law, the Amended and Restated Articles are subject to shareholder approval. In the event that shareholder approval of the Amended and Restated Articles is obtained, we expect to file the Amended and Restated Articles with the Colorado Secretary of State approximately ten days after the date of the Special Meeting. We intend to include in our Amended and Restated Articles those amendments to our Articles of Incorporation, as amended, that are approved by our shareholders pursuant to Proposals No. 1 through 4 above.

A composite form of the Amended and Restated Articles, which includes the provisions set forth in Proposals No. 1 through 4 of this proxy statement, is attached hereto as Appendix A.

_______________________________

This proposal requires approval by the affirmative vote of the holders of a majority of our outstanding shares of common stock, excluding those shares held by QuikByte Software, Inc.

The Board of Directors unanimously recommends a vote

“FOR” Proposal 5.

GENERAL INFORMATION

Other Matters. Our board of directors does not intend to present any matter for action at the Special Meeting other than the matters described in this proxy statement. If any other matters properly come before the Special Meeting, it is intended that the holders of the proxies hereby solicited will act with respect to such matters in accordance with their best judgment.

Information Concerning Shareholder Proposals. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2009, the written proposal must be received by our Secretary at our principal executive offices no later than January 30, 2009. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission and our bylaws. Proposals should be addressed to QuikByte Software, Inc., 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137, Attention: Secretary.

By Order of the Board of Directors,

/s/ Glenn L. Halpryn

Glenn L. Halpryn
Chairman of the Board of Directors, Chief Executive Officer
and President

Miami, Florida

______________ __, 2008

QUIKBYTE SOFTWARE, INC.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 2008.

Vote by Internet

•	Log on to the Internet and go to
www.investorvote.com/QBYT

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Special Meeting Proxy Card	C0123456789	12345

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR Proposals Number 1 through 5.

									+

		For	Against	Abstain			For	Against	Abstain
1.	Proposal to amend our Articles of Incorporation, as amended, to increase the number of authorized shares of all classes of our capital stock.	☐	☐	☐	2.	Proposal to amend our Articles of Incorporation, as amended, to permit our shareholders to take action by written consent.	☐	☐	☐

3.	Proposal to amend our Articles of Incorporation, as amended, to effect a one for ten reverse stock split of our common stock.	☐	☐	☐	4.	Proposal to amend our Articles of Incorporation, as amended, to remove restrictions on the issuance and transfer of our capital stock.	☐	☐	☐

5.	Proposal to approve our Amended and Restated Articles of Incorporation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — QUIKBYTE SOFTWARE, INC.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ______________, 2008

The undersigned hereby appoints Mr. Glenn L. Halpryn and Mr. Noah M. Silver, and each of them, as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of QuikByte Software, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders of QuikByte Software, Inc. to be held at __ a.m., eastern daylight time, on the __ day of ________, 2008, at 4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters and in accordance with the instructions specified herein, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS NUMBER 1 THROUGH 5.

(Continued and to be marked, dated and signed on reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

SEE REVERSE FOR VOTING INSTRUCTIONS

APPENDIX A

FORM OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

QUIKBYTE SOFTWARE, INC.

Pursuant to the Colorado Business Corporation Act, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation:

ARTICLE I

NAME

The name of the Corporation is: QuikByte Software, Inc.

ARTICLE II

CAPITAL

(a)        Authorized Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 600,000,000 shares, of which 500,000,000 shares shall be shares of Common Stock, $.0001 par value per share, and of which 100,000,000 shares shall be shares of Preferred Stock, $.0001 par value per share, and/or such other class of stock as may be determined pursuant to clause (c) below or otherwise in accordance with the Colorado Business Corporation Act.

(b)        Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

(c)        Other Stock. The Board of Directors may determine and establish, in whole or in part, the number, preferences, limitations and relative rights, and other terms and provisions, in accordance with, subject to and within the limits set forth in the Colorado Business Corporation Act, of:

(i)	any class of shares before the issuance of any shares of that class; or
(ii)	one or more series within a class before the issuance of any shares of that series.

(d)        Reverse Stock Split. Effective as of 5:00 p.m., Denver Time, on the date of filing in the office of the Secretary of State of Colorado of these Amended and Restated Articles of Incorporation (the "Effective Time"), each previously outstanding share of the previously authorized Common Stock, par value $0.0001 per share, of the Corporation (the "Old Common Stock"), shall thereby and thereupon be reclassified into one-tenth (0.10) of a validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Corporation (the "New Common Stock"), reflecting a one (1) for ten (10) reverse stock split. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified hereby; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such stock certificate, a new certificate evidencing and representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified hereby. No cash will be paid or distributed as a result of the aforementioned reverse split of the Corporation's Common Stock.

ARTICLE III

NO PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE IV

VOTING

A shareholder of the Corporation shall not be entitled to cumulative voting.

With respect to any action to be taken by shareholders of the Corporation which pursuant to statute requires the vote of two-thirds of the outstanding shares entitled to vote thereon, specifically including any amendment of the Corporation’s Articles of Incorporation, a plan of merger or share exchange, a sale, lease, exchange or other disposition of all, or substantially all, of the Corporation’s property or a proposal to dissolve the Corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

ARTICLE V

REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be at 1535 Grant Street, Suite 140, Denver, Colorado 80203 and the name of the initial registered agent at such address is CorpDirect Agents, Inc. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE VI

BOARD OF DIRECTORS

The business and affairs of this Corporation shall be managed by a Board of Directors, which shall have all authority granted to boards of directors by the Colorado Business Corporation Act. The Board of Directors shall consist of one or more members, with the number stated or determined from time to time in such manner as shall be provided by the Bylaws of this Corporation.

Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify any person who is or was a director to the fullest extent permitted by applicable law.

The Corporation shall indemnify any person who is or was an officer, employee or agent of the Corporation who is not a director to the fullest extent permitted by law, or to a greater extent if consistent with law and if provided by resolution of the Corporation’s shareholders or directors, or in a contract.

ARTICLE VIII

LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Act relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

ACTION BY SHAREHOLDERS WITHOUT A MEETING

Any action which could be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action so taken is signed by the holder or holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.

ARTICLE X

BYLAWS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.